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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934

                                 BancTec, Inc.
            (Exact name of registrant as specified in its charter)


                     Delaware                              75-1559633
     (State of incorporation or organization)  (IRS Employer Identification No.)

     4435 Spring Valley Road
     Dallas, Texas                                         75244-3704
     (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered:               each class is to registered:

         Rights to Acquire                  The New York Stock Exchange
         Common Stock

     If this For related to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. /_/

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. /_/

     Securities to registered pursuant to Section 1(g) of the Act:

                                     None

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Item 1.     Description of Registrant's Securities to be Registered.
            --------------------------------------------------------

       Description of Registrant's Securities to be Registered (incorporated by reference to Item 1 of the Registration Statement on Form 8-A filed July 7,1988, as amended on Form 8 filed August 31, 1988).

Item 2.     Exhibits.
            ---------

       Listed below are exhibits filed as part of this Registration Statement.

Exhibit No.                               Description
-----------                               -----------

    1 Rights Agreement dated as of June 16, 1988 between BanTec, Inc. and First RepublicBank Dallas, N.A., as Rights Agent (incorporated by reference to Item 2 of the Registration Statement on Form 8-A filed July 7, 1988).

    2 Amendment to Rights Plan, dated June 16, 1988, between BancTec, Inc. and NCNB Texas National Bank (formerly First RepublicBank Dallas, N.A.), as Rights Agent, as amended on August 31, 1988 (incorporated by reference to Item 2 of the Registration statement on Form 8 filed August 31, 1988).

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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          BANCTEC, INC.
                                          (Registrant)


Date:  December 22, 1995                  By:    /s/ Tod V. Mongan
                                             -------------------------------
                                                     Tod V. Mongan
                                                  Senior Vice President

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